UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. __)

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☑	Definitive Information Statement

GOLD AMERICAN MINING CORP. (Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)	Title of each class of securities to which transaction applies: Common Stock, $.00001 par value.
(2)	Aggregate number of securities to which transaction applies: 89,804,393 shares of Common Stock outstanding on October 31, 2012.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
(4)	Proposed maximum aggregate value of transaction: N/A
(5)	Total fee paid: N/A
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Copies to:
Harold H. Martin, Esq.
16810 Kenton Drive, Suite 160
Huntersville, North Carolina 28078
Tel:  (704) 237-4508

GOLD AMERICAN MINING CORP.
10775 Double R Boulevard
Reno, Nevada  89521

To the stockholders of Gold American Mining Corp.:

Gold American Mining Corp., a Nevada corporation, (the “Company”) has obtained the written consent of the stockholders holding a majority of the common shares on November 19, 2012 (the “Consent”).  The Consent authorizes the amendment of our articles of incorporation to effect a 1:200 reverse stock split (the “Reverse Split”) pursuant to NRS 78.2055. This proposal was approved by the Sole Director on November 19, 2012.

The accompanying Information Statement is being provided to you for your information to comply with requirements of the Securities and Exchange Act of 1934, as amended.  The Information Statement also constitutes notice of corporate action without a meeting by less than unanimous consent of the Company’s stockholders pursuant to NRS 78.320.  You are urged to read the Information Statement carefully in its entirety.  However, no action is required on your part in connection with the Reverse Split.  No meeting of the Company’s stockholders will be held or proxies requested for these matters since they have already been approved by the requisite written consent of the holders of a majority of the common shares.

Under the rules of the Securities and Exchange Commission, the Reverse Split cannot become effective until at least 20 days after the accompanying Information Statement has been filed and mailed to the stockholders of the Company.

By order of the Sole Director

/s/ Brett Bertolami                                                                                             November 19, 2012

Brett Bertolami
Director and CEO

GOLD AMERICAN MINING CORP.
10775 Double R Boulevard
Reno, Nevada  89521

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

This information statement is being mailed on or about November 20, 2012, to the holders of record at the close of business on December 12, 2012 of shares of common stock, $.00001 par value (the “Shares”) of Gold American Mining Corp., a Nevada corporation (the “Company”).  You are receiving this information statement in connection with a written consent approved on November 19, 2012 by shareholders owning the majority of the Shares, which consent provides that the Company shall have the authority to amend our articles of incorporation to effect a 1:200 reverse stock split of our common stock pursuant to NRS 78.2055.  This was approved by the Company’s Sole Director on November 19, 2012.

INFORMATION STATEMENT

GENERAL

The Company’s current articles of incorporation provide for an authorized capitalization consisting of 500,000,000 shares of common stock, $.00001 par value (the “Common Stock”), and 10,000,000, shares of preferred stock, $.00001 par value (the “Preferred Stock”).  As of October 31, 2012, there were 89,804,393 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

REVERSE SPLIT

At the effective time of the Reverse Split, all of the outstanding shares of our outstanding Common Stock will be automatically converted into a smaller number of shares, at the reverse split ratio of 1:200. There will be no corresponding change in the authorized shares of common stock.

THE REASONS FOR THE REVERSE SPLIT

The Reverse Split is intended to reduce the number of outstanding shares in an effort to increase the market value of the remaining outstanding shares. In approving the Reverse Split, the Sole Director considered that the Company's Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The Sole Director also believes that most investment funds are reluctant to invest in lower priced stocks.

However, the effect of the Reverse Split upon the market price for the Company's Common Stock cannot be predicted with certainty, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the Company's Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Split. The market price of the Company's Common Stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

POTENTIAL RISKS OF THE REVERSE SPLIT

There can be no assurance that the bid price of the Company's Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split, that the Reverse Split will result in a per share price that will increase its ability to attract employees and other service providers or that the market price of the post-split Common Stock can be maintained. The market price of the Company's Common Stock will also be based on its financial performance, market condition, the market perception of its future prospects and the Company's industry as a whole, as well as other factors, many of which are unrelated to the number of shares outstanding. If the market price of the Company's Common Stock declines after the Reverse Split, the percentage decline as an absolute number and as a percentage of the Company's overall capitalization may be greater than would occur in the absence of a Reverse Split.

POTENTIAL EFFECTS OF THE REVERSE SPLIT

General.  For each holder of Common Stock, the number of shares held will be reduced by the Reverse Split as follows:  the number of shares held before the Reverse Split will be divided by 200, and if the result has a fractional component, the result will be rounded up to the next whole number.  By way of example, a shareholder with 200,001 shares of Common Stock before the Reverse Split will hold 1,001 shares of Common Stock upon completion of the Reverse Split.

The rounding up of fractional shares will effect a small change in the relative percent ownership of the respective common shareholders.  This change is not expected to be material.

Accounting Matters. The par value of the Company’s Common Stock would remain unchanged at $0.00001 per share after the Reverse Split.  Also the capital account of the Company would remain unchanged, and the Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

Effect on Authorized and Outstanding Shares.  Based on the stockholdings at October 31, 2012, there are 89,804,393 shares of Common Stock issued and outstanding.  As a result of the Reverse Split, the number of shares of capital stock issued and outstanding (as well as the number of shares of Common Stock underlying any options, warrants, convertible debt or other derivative securities) will be reduced to the number of shares of capital stock issued and outstanding immediately prior to the effectiveness of the Reverse Split, divided by two hundred (200), plus any shares issued to round up fractional shares.

As stated above there will be no change in the number of authorized shares of Preferred Stock.  There will be 10,000,000 such shares authorized before and after the Reverse Split.  There will be no change to the number of authorized shares of Common Stock as a result of the Reverse Split.  There will be 500,000,000 authorized shares of Common Stock, $.00001 par value.

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of capital stock prior and subsequent to the Reverse Split will remain the same. It is not anticipated that the Company's financial condition, the percentage ownership of management, the number of shareholders, or any aspect of the Company's business would materially change, solely as a result of the Reverse Split. The Reverse Split will be effectuated simultaneously for all of the Company's Common Stock and the exchange ratio will be the same for all shares of the Company's Common Stock. The Reverse Split will affect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in the Company or proportionate voting power, except to the extent caused by rounding up fractional shares.  The Reverse Split will not alter the respective voting rights and other rights of shareholders.

The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's Common Stock is not currently registered under Section 12(g) of the Exchange Act, but management intends to file a registration statement on Form 8-A promptly after the Reverse Split, and, as a result, the Company will be subject to periodic reporting and other requirements. The Reverse Split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Exchange Act.

Increase of Shares of All Classes of Capital Stock Available for Future Issuance. As a result of the Reverse Split, there will be a reduction in the number of shares of Common Stock issued and outstanding and no change to the number of authorized shares of the Company’s Common Stock under the Company’s Articles of Incorporation, as amended. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance in the future will increase.

Following the Reverse Split, we will have the corporate authority to issue 499,550,978 shares of authorized but unissued common stock.  These shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company.  Any decision to issue additional shares will reduce the percentage of our stockholders’ equity held by our current stockholders and could dilute our net tangible book value.  We have no immediate plans, proposals or arrangements, written or otherwise, to use these authorized and unissued shares of common stock following the Reverse Split.

Effect on Liquidity of Common Stock.  There can be no assurance that  the total market capitalization of our Common Stock (the aggregate value of all Common Stock at the then market price) after the Reverse Split will be equal to or greater than the total market capitalization before the Reverse Split or that the per share market price of the Common Stock following the Reverse Split will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the Reverse Split.  A decline in the market price of the Common Stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of the Common Stock could be adversely affected following such a Reverse Split.

Anti-takeover Impact of the Reverse Split.  Our authorized and unissued shares could possibly be used by management to oppose a hostile takeover attempt, delay or prevent changes of control, or changes in or removal of management.  This could include transactions that are favored by a majority of stockholders, or in which the stockholders might otherwise receive a premium for their shares over then-current market price, or benefit stockholders in some other manner.  Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price.  In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case.

The available authorized and unissued shares of common stock gives the company the ability to cause a potential anti-takeover effect by creating potential dilution to the number of outstanding shares. Such dilution will cause a party attempting a takeover to be required to buy more shares of the company stock and to expend additional resources to accomplish a takeover.  The Reverse Split is not part of a plan by management to affect the ability of third parties to take over or change control of the company, nor are we currently contemplating any such anti-takeover plan.

EFFECTIVENESS OF THE REVERSE SPLIT

The Reverse Split will become effective after the filing with the Secretary of State of the State of Nevada of the Certificate of Amendment to our articles of incorporation (attached hereto as Appendix “A”).   It is expected that such filing will take place on or about the date that is 20 calendar days after the mailing of this Information Statement to stockholders.

Exchange of Certificates After Split.  It will not be necessary for stockholders to exchange their old certificates.  However, after the effective date of the Reverse Split, those stockholders who wish to obtain new certificates should contact the transfer agent, Island Stock Transfer, Attn: Ms. Ioulia Hess, 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760, Telephone:  (727) 289-0010.

Tax Impact of the Reverse Split.  The following discussion summarizing material federal income tax consequences of the Reverse Split is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this Information Statement was first mailed to shareholders. This discussion does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Stockholders should consult their own tax advisors to determine the particular consequences to them.

The receipt of the Common Stock following the effective date of the Reverse Split, solely in exchange for the Common Stock held prior to the Reverse Split, will not generally result in recognition of a gain or loss to the shareholders. Although the issue is not free from doubt, additional shares received in lieu of fractional shares, including shares received as a result of the rounding up of fractional ownership, should be treated in the same manner. The adjusted tax basis of a shareholder in the Common Stock received after the Reverse Split will be the same as the adjusted tax basis of the Common Stock held prior to the Reverse Split exchanged therefor, and the holding period of the Common Stock received after the Reverse Split will include the holding period of the Common Stock held prior to the Reverse Split exchanged therefor.

No gain or loss will be recognized by the Company as a result of the Reverse Split. The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PARTICULAR PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS "CAPITAL ASSETS" AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY'S SHAREHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE REVERSE SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE REVERS SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH SHAREHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE REVERSE SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE REVERSE SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH SHAREHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

APPROVAL OF PROPOSED AMENDMENT.

Under NRS 78.2055, the Proposed Amendment relating to the Reverse Split must be approved in writing by the holders of at least a majority of the voting stock of the Company.  The following person voted his approval and collectively represents 52.3% of the voting stock of the Company:  Mr. Brett Bertolami.

The Proposed Amendment, therefore, has been approved by the majority of the stockholders of the Company, and the Reverse Split will become effective after the filing with the Secretary of State of the State of Nevada of the Certificate of Amendment to our articles of incorporation, which is attached hereto as Appendix “A”.  It is expected that such filing will take place on or about November 30, 2012, which is the date that is 20 calendar days after the mailing of this Information Statement.

Because the Proposed Amendment already has been approved, you are not required to take any action at this time; however, at your option, you may submit a written consent to the Proposed Amendment. This information statement is your notice that the proposal concerning the Reverse Split has been approved; you will receive no further notice when the change becomes effective.

SHARE CERTIFICATES.

Following the Reverse Split, the share certificates you now hold will continue to be valid. In the future, new share certificates will contain a legend reflecting the reverse split, but this in no way will affect the validity of your current share certificates.

OUTSTANDING VOTING SECURITIES.

At the close of business on October 31, 2012, there were 89,804,393 shares of Common Stock and no shares of Preferred Stock issued and outstanding. These constitute the only equity securities of the Company. At any meeting of shareholders, each shareholder is entitled to cast one vote for each share of Common Stock held by the shareholder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

Set out below is the ownership, as of October 31, 2012, of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control of the Company.

Title of Class	Name	Number of Shares Owned(1)		Percent of Voting Power
Common	Mr. Brett Bertolami	46,981,060	(3)	52.3%
	Director, CEO,
	CFO, Principal Accounting Officer and President
	718 South West Drive
	Davidson, North Carolina 28036

Common	All Officers and Directors	46,981,060		52.3%
	as a Group (1 person)

(1)   Calculation based on 89,804,393 shares outstanding as of October 31, 2012.
(2)   Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.
(3)   Acquired by the reporting person on October 5, 2012 pursuant to a Stock Purchase Agreement for $200,000.00.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Except as set forth above, no director or officer of the Company or nominee for election as a director of the Company or associate of any director or officer of the Company has a substantial interest in the Proposed Amendment.  No director of the Company has informed the Company in writing that such director intends to oppose the adoption of the Proposed Amendment.  No security holder entitled to vote at a meeting or by written consent has submitted to the Company any proposal.

By Order of the Sole Director

/s/ Brett Bertolami
Brett Bertolami
Sole Director and CEO

Appendix A

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation:

Gold American Mining Corp.

2. The articles have been amended as follows (provide article numbers, if available):

Upon the filing of this certificate of amendment, the corporation shall effect a one-for-200 reverse split whereby each share of common stock, par value $0.00001 per share shall, without any action on the part of the holder, become and be converted into 0.005 shares of common stock, par value $0.00001 per share. In connection with the reverse split, no fractional shares shall be issued.  In lieu of fractional shares, any fractional share that would result from this action will be rounded up to the next whole number of shares for each shareholder.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

The amendment was approved by the written consent of stockholders holding 46,981,060 shares of the corporation’s common stock, which constituted approximately 52.3% of the 89,804,393 shares of the corporation’s common stock issued and outstanding as of October 31, 2012.

4. Effective date of filing (optional):

5. Signature (required):

Signature of Officer
Brett Bertolami, Chief Executive Officer and Director

A-1